UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – May 16, 2016

Plains GP Holdings, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-36132	90-1005472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On May 16, 2016, the registrant’s wholly-owned subsidiary, Plains All American Pipeline, L.P. (“Plains”) and one of its employees were charged by a California state grand jury, pursuant to an indictment filed in California Superior Court, Santa Barbara County, with alleged violations of California law in connection with the May 19, 2015 accidental crude oil release on our Las Flores to Gaviota Pipeline (Line 901) near Santa Barbara, California.  The indictment included a total of 46 counts, 36 of which were misdemeanor charges relating to wildlife allegedly taken as a result of the accidental release.  The remaining 10 counts (four felony and six misdemeanor charges) relate to the release of crude oil or reporting of the release. Plains believes that the criminal charges are unwarranted and that neither Plains nor any of its employees engaged in any criminal behavior at any time in connection with this accident. Plains intends to vigorously defend itself against these charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS GP HOLDINGS, L.P.

Date: May 18, 2016	By:	PAA GP Holdings LLC, its general partner

	By:	/s/ Richard McGee
Name: Richard McGee
Title: Executive Vice President